Filed in the Office of	Business Number E44920962024-7
FVAguilar	Filing Number 20265416042
Secretary of State State Of Nevada	Filed On 1/2/2026 8:28:00 AM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: PMGC HOLDINGS INC.

Entity or Nevada Business Identification Number (NVID): NV20243244314

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Not needed pursuant to Section 78.207 of N.R.S

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: 1/6/2026 Time: 9:00 AM EST

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic Corporations Only)
o

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

A 4-for-1 reverse stock split of the Company's authorized, issued and outstanding stock. See attached.

(attach additional page(s) if necessary)

6. Signature: (Required)

X Signed by: Graydon Bensler
39AC83682EC64F9...

Signature of Officer or Authorized Signer

Chief Executive Officer
Title

X ______________________

Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please see attached.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF PMGC HOLDINGS INC.

PMGC Holdings Inc., a corporation organized and existing under and by virtue of the Nevada Revised Statutes, does hereby certify:

FIRST: That the Board of Directors of PMGC Holdings Inc. duly adopted resolutions setting forth a proposed amendment of the Articles of Incorporation of said corporation (the "Articles of Incorporation"), declaring said amendments to be advisable and in the best interests of the Corporation and its shareholders. The resolution setting forth the proposed amendment is as follows:

"**RESOLVED**, that Article IV, Section 1 of the Articles of Incorporation of the Corporation be amended and restated in its entirety as follows:

Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be 1,000,000,000 shares. The Corporation shall be authorized to issue two classes of shares of stock, designated as "Common Stock" and "Preferred Stock." The Corporation shall be authorized to issue 500,000,000 shares of Common Stock, each share to have a par value of $0.0001 per share, and 500,000,000 shares of Preferred Stock, each share to have a par value of $0.0001 per share.

Effective as of 9:00 am EST on January 6, 2026 (the "Effective Time"), each four (4) shares of the Corporation's Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one whole share. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the right to receive a whole share in lieu of any fractional share of Common Stock as set forth above."

SECOND: That said amendment was duly adopted in accordance with Section 78.207 of the Nevada Revised Statutes.

[Signature page follows]

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed as of January 2, 2026.

Signed by:

By: Graydon Bensler

Name: Graydon Bensler
Title: Chief Executive Officer and Chief Financial Officer